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                                                                       EXHIBIT 5


                     [Thompson, Hine and Flory Letterhead]


                                  May 3, 1995


American Consumer Products, Inc.
31100 Solon Road
Solon, Ohio  44139

Gentlemen:

        As counsel for American Consumer Products, Inc., a Delaware corporation (the "Company"), we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to a maximum of 187,500 shares of Common Stock in the aggregate, $.10 par value, of the Company (the "Shares") to be issued upon the exercise of options granted under American Consumer Products, Inc. Amended and Restated Stock Option Plan (the "Plan").

        In connection with the foregoing, we have examined the following:

                1. The Restated Certificate of Incorporation and the Bylaws of the Company, each as currently in effect;

                2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                3.  The Registration Statement (including Exhibits thereto); and

                4. Copies of the Plan, and the records of the proceedings of the Board of Directors and stockholders of the Company relating to the adoption and approval thereof.

                Based upon that examination, we are of the opinion that:





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American Consumer Products, Inc.                                        Page 2
May __, 1995


                A. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                B. The Shares have been duly authorized and, when issued and delivered upon exercise of the options granted pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

                We hereby consent to the filing of this Opinion as Exhibit 5(a) to the Registration Statement and to the use of our name therein.

                                              Very truly yours,



                                              /s/ Gregory A. Smith